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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):  March 19, 1997

                               FIRST BANK SYSTEM, INC.
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                (Exact name of registrant as specified in its charter)


         Delaware                     1-6880                    41-0255900
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(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)



First Bank Place, 601 Second Avenue South
Minneapolis, Minnesota                                           55402-4302
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:    (612) 973-1111
                                                       -------------------------


                                    Not Applicable
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

(a) On March 19, 1997, First Bank System, Inc., a Delaware corporation ("FBS"), and U.S. Bancorp, an Oregon corporation ("USBC"), entered into an Agreement and Plan of Merger, dated as of March 19, 1997 (the "Merger Agreement"). The Merger Agreement provides for the merger (the "Merger") of USBC with and into FBS, subject to, among other customary conditions, the affirmative vote of a majority of the outstanding shares of common stock of each of USBC and FBS, and various regulatory approvals.

     Pursuant to the Merger Agreement, (i) each outstanding share of USBC common stock, par value $5.00 per share (the "USBC Common Stock"), would be converted into the right to receive 0.755 shares of FBS Common Stock, par value $1.25 per share (the "FBS Common Stock"), and (ii) each outstanding share of USBC 8 1/8% Cumulative Preferred Stock, liquidation preference $25 per share, would be converted into one share of new preferred stock of FBS with substantially identical terms. Pursuant to the Merger Agreement, FBS has agreed to change its name to U.S. Bancorp as of the effective time of the Merger.

     John F. Grundhofer will continue as President and Chief Executive Officer of the combined company. Gerry B. Cameron, Chairman and Chief Executive Officer of USBC, will become Chairman of the combined company for a term extending through December 31, 1998. The combined company will continue to be headquartered in Minneapolis, Minnesota.

     The Press Release jointly issued by USBC and FBS on the date hereof announcing the Merger is included as Exhibit 99.1 hereto and is incorporated herein by reference.

(b) In connection with the execution of the Merger Agreement, on March 20, 1997, FBS and USBC entered into a Stock Option Agreement, dated as of March 20, 1997 (the "USBC Option Agreement"), pursuant to which USBC granted FBS the right to purchase up to 19.9% of the shares of USBC Common Stock at a price of $47.75 per share upon the occurence of certain events described therein relating generally to the acquisition of USBC by a third party.

     Under certain circumstances, FBS may surrender the USBC Option Agreement in exchange for a payment of $200 million. The maximum total profit FBS may realize pursuant to the USBC Option Agreement is $300 million.

(c) In connection with the execution of the Merger Agreement, on March 20, 1997, FBS and USBC also entered into a Stock Option Agreement, dated as of March 20, 1997 (the "FBS Option Agreement"), pursuant to which FBS granted


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USBC the right to purchase up to 19.9% of the shares of FBS Common Stock at a price of $77.50 per share upon the occurrence of certain events described therein relating generally to the acquisition of FBS by a third party.

     Under certain circumstances, USBC may surrender the FBS Option Agreement in exchange for a payment of $200 million. The maximum total profit USBC may realize pursuant to the FBS Option Agreement is $300 million.

(d) Exhibit 99.2 hereto contains investor presentation materials to be used by FBS at a presentation for analysts and investors on the date hereof relating to the Merger, and such materials are incorporated herein by reference. The presentation materials include forward-looking statements regarding each of FBS, USBC and the combined company following the Merger. The presentation materials also include a cautionary statement regarding factors which may cause actual results of operations to vary materially from the forward-looking statements contained therein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     99.1 Press Release issued by U.S. Bancorp and First Bank System, Inc. on March 20, 1997.

     99.2 Investor presentation materials to be used by FBS at a presentation for analysts and investors on March 20, 1997 relating to the Merger.


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                                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 20, 1997              FIRST BANK SYSTEM, INC.
                                             (Registrant)


                                   By:  /s/ David J. Parrin
                                        ----------------------------
                                   Name:  David J. Parrin
                                   Title:  Senior Vice President and Controller



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                                    EXHIBIT INDEX


     99.1 Press Release issued by U.S. Bancorp and First Bank System, Inc. on March 20, 1997.

     99.2 Investor presentation materials to be used by FBS at a presentation for analysts and investors on March 20, 1997 relating to the Merger.